UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 14, 2012
Date of Report

November 4, 2012
(Date of earliest event reported)

ENERGY EDGE TECHNOLOGIES CORPORATION
(Exact name of registrant as specified in its charter)

New Jersey	8711	52-2439239
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1200 Route 22 East, Suite 2000, Bridgewater, New Jersey 08807
(Address of principal executive offices, including zip code)

(888) 729-5722 x100
 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 5.03	AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

On November 14, 2012, Energy Edge Technologies Corporation (the “Company”) amended the Company’s Articles of Incorporation to increase the number of authorized shares of the Company’s common stock from One Hundred Million (100,000,000) shares to Two Hundred Fifty Million (250,000,000) shares.

A copy of the Certificate of Amendment filed with the New Jersey Secretary of State is attached hereto as Exhibit 3.1.

ITEM 5.07   SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

On September 26, 2012, in lieu of an Annual Meeting of Shareholders, the Company sent out a proxy statement that described its Board of Directors’ proposal to amend the Company’s Articles of Incorporation to increase the authorized number of shares of Common Stock from 100,000,000 shares to 250,000,000 shares.  The proposal, which was described in more detail in the Company's definitive proxy statement filed with the Securities and Exchange Commission on September 26, 2012, were voted upon and approved by the Company's shareholders at the close of the polls on November 4, 2012:

Proposal 1: Approval of an Amendment to the Company's Amended and Restated Articles of Incorporation to Increase the Number of Authorized Shares of the Company's Common Stock

The amendment to the Company's Amended and Restated Articles of Incorporation to increase the number of authorized shares of common stock from 100,000,000 to 250,000,000 was approved by the shareholders based on the following votes:

FOR	AGAINST	ABSTAIN	VOTES NOT CAST
65,919,789	1,916,342	0	28,781,741

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

Exhibit No.	Description
3.1	Certificate of Amendment to the Articles of Incorporation Energy Edge Technologies Corporation, dated November 14, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 14, 2012

ENERGY EDGE TECHNOLOGIES CORPORATION
By:	/s/ Joe Ragosta
Name:	Joe Ragosta
Title:	Chief Executive Officer